-------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on March 2, 2000

                                                                   DRAFT 2/28/00
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                            -------------------------
                                    FORM S-3
                             Registration Statement
                                    Under The
                             Securities Act of 1933
                            ------------------------
                           INTERNATIONAL ISOTOPES INC.
                 (Name of Small Business Issuer in its Charter)


              TEXAS                                            74-276837
  (State or other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)


                                      2835
                          (Primary Standard Industrial
                          Classification Code Number)
                                1500 SPENCER ROAD
                               DENTON, TEXAS 76205
                                 (940) 323-2610
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                                  DAVID M. CAMP
                                1500 SPENCER ROAD
                               DENTON, TEXAS 76205
                                 (940) 323-2610
            (Name, Address and Telephone Number of Agent for Service)
                                    COPY TO:
                                CURTIS R. ASHMOS
                            LOCKE LIDDELL & SAPP LLP
                             100 CONGRESS, SUITE 300
                               AUSTIN, TEXAS 78701
                                 (512) 305-4716
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF EACH CLASS       AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
 OF SECURITIES TO BE        REGISTERED              SHARE                 PRICE           REGISTRATION FEE
      REGISTERED
-------------------------------------------------------------------------------------------------------------

Common Stock, $.01        1,616,978 shares         $6.75(1)           $10,914,601(1)         $2,881.45
par value
-------------------------------------------------------------------------------------------------------------

         (1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $6.75, the average of the high and low sales prices of the Common Stock as reported on Nasdaq SmallCap Market on February 28, 2000.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                1,616,978 SHARES

                           INTERNATIONAL ISOTOPES INC.
                                  COMMON STOCK

                            -------------------------

         This Prospectus relates to the offering for resale of 1,616,978 shares of Common Stock, par value $.01 per share (the "Common Stock"), of International Isotopes Inc. ("I(3)" or the "Company"). All of the Common Stock being registered may be offered and sold from time to time by certain selling stockholders of the Company. See "Selling Stockholders" and "Manner of Offering." The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

         The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "INIS" and is listed on the Boston Stock Exchange ("BSE") under the symbol "ITL." On February 28, 2000, the last reported sale price for the Company's Common Stock on the Nasdaq SmallCap Market was $6.875 per share.

                      -----------------------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                         SEE "RISK FACTORS" ON PAGE 1.

                       -----------------------------------

                       NEITHER THE SECURITIES AND EXCHANGE
           COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED
              OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
          PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------

         The Company has not authorized any person, agent or entity to give any information or make any representation other than those contained in this Prospectus (including material incorporated by reference herein). You should not rely on any such information or representation as having been authorized by the Company. This Prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

                   The date of this Prospectus is March , 2000

                               TABLE OF CONTENTS

Forward  Looking  Statements ............................................. 1

The Company .............................................................. 1

Risk Factors ............................................................. 1

Selling Stockholders ..................................................... 2

Plan of Distribution ..................................................... 4

Incorporation of Certain Documents by Reference .......................... 4

Legal Matters ............................................................ 6

Experts .................................................................. 6

Available Information .................................................... 6

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on experience, market trends, our perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. The forward-looking statements included in this Prospectus are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, market, governmental and technological factors affecting the Company's operations, production, markets, products, services and prices, and other factors discussed in our filings under the Securities Act and the Exchange Act. Investors are cautioned that such forward-looking statements are not guarantees of our future performance and that actual results, developments and business decisions may differ from those envisioned by our forward-looking statements.

                                   THE COMPANY

         International Isotopes Inc., a Texas corporation (the "Company," "We" or "I(3)" ), is a developmental stage Company that has begun executing plans for operations in the production, marketing, and distribution of a full range of products used in diagnostic and therapeutic nuclear medicine, research and industry. Completion of the plans we have developed will establish the first independent commercial domestic producer of a full range of finished radiopharmaceuticals (on a contract or joint venture basis), pharmaceutical grade radioisotopes, radioisotopes and medical devices for commercial sale to the nuclear medicine industry for the diagnosis and therapeutic treatment of cancer and other diseases. We are also engineering instrumentation and products for the radiation therapy and medical imaging markets.

         Our principal executive offices are located at 1500 Spencer Road, Denton, Texas 76205. The telephone number is (940) 323-2610.

                                  RISK FACTORS

         An investment in our Common Stock is speculative and involves a substantial degree of risk. Investors should carefully consider, along with other information in this Prospectus, the considerations and risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and other reports and documents filed by the Company from time to time with the SEC in evaluating an investment in our Company. You should not purchase any Common Stock unless you can afford to lose your entire investment.

                              SELLING STOCKHOLDERS

The following table sets forth certain information, as of February 29, 2000 with respect to the shares of Common Stock beneficially owned prior to the offering and the shares being offered hereby by the stockholders listed below (the "Selling Stockholders"). All of the shares of Common Stock offered hereby were issued or underly other securities issued originally in a transaction not involving a public offering. Absent the current registration, such shares may not be sold by the Selling Stockholders, except in certain limited situations including compliance with Rule 144 under the Securities Act.

         The Selling Stockholders on February 1, 2000 acquired in a private placement 1,054,652 shares of the Company's Common Stock and Warrants to purchase up to an additional 527,326 shares of the Company's Common Stock. The shares offered hereby represent the shares of Common Stock issued to the Selling Stockholders in the private placement and the shares of Common Stock issuable upon exercise of the Warrants. In addition, the Company is registering 35,000 shares of Common Stock that were given to David M. Camp, the Company's newly hired President and CEO, as part of his initial employment package.


                                    SHARES OF COMMON STOCK
                                   BENEFICIALLY OWNED PRIOR        SHARES OFFERED BY THIS      PERCENTAGE OWNED FOLLOWING
             NAME                      TO THIS OFFERING                 PROSPECTUS                    OFFERING(1)
             ----                      ----------------                 ----------                    ------------
Lighthouse Investment Fund, LP                81,825                       81,825                         0%

Pharos Fund Limited                          531,810                      531,810                         0%

Lighthouse Partners USA, LP                  204,540                      204,540                         0%

Gryphon Partners, L.P.                       122,850                      122,850                         0%

Archer Fund, L.P.                             13,650                       13,650                         0%

Montrose Investments L.P.                    109,092                      109,092                         0%

Duck Partners, L.P.                           68,181                       68,181                         0%

Hull Overseas, Ltd.                           68,181                       68,181                         0%

Stanford C. Finney, Jr                        54,546                       54,546                         0%

Rainbow Trading Corporation                   49,092                       49,092                         0%

Rainbow Trading Venture Partners              27,273                       27,273                         0%

Paul Restaino                                 13,638                       13,638                         0%

Daurice White cust for                       145,000                       15,000                        (2)
Daniel Patrick McCormack UGMA/TX

Daurice White cust for                       145,000                       15,000                        (2)

                                    SHARES OF COMMON STOCK
                                   BENEFICIALLY OWNED PRIOR        SHARES OFFERED BY THIS      PERCENTAGE OWNED FOLLOWING
             NAME                      TO THIS OFFERING                 PROSPECTUS                    OFFERING (1)
             ----                      ----------------                 ----------                    ------------

John William McCormack UGMA/TX

Daurice White cust for                    145,000                        15,000                            (2)
Meagan Anne McCormack UGMA/TX
Nicholas Leone                             15,000                        15,000                             0%


Edward O. Throp                            52,500                        52,500                            (2)

Belfer Family Investments, LP              67,500                        67,500                            (2)

Interfin Corporation                      144,800                        27,300                            (2)

Carr Investments, Ltd.                     30,000                        30,000                             0%

David M. Camp                             235,000                        35,000                            (2)

-------------------------------------------------------------------------------
                     Insert list of names and shares offered

  (1) Assumes all shares of Common Stock offered hereby are sold in this offering. There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

  (2)    Less than 1% of total shares outstanding.

                              PLAN OF DISTRIBUTION

         The Company is registering the Common Stock ("Registrable Securities") on behalf of the Selling Stockholders ("Holders"). As used herein, the term Holder means the holder of the Registrable Securities and includes donees and pledgees selling Registrable Securities received from a named Holder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Registrable Securities offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Registrable Securities will be borne by the Holders. Sales of Registrable Securities may be effected by Holders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, on the BSE, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Registrable Securities, through short sales of Registrable Securities, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Holders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of Registrable Securities by the Holders.

         The Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Registrable Securities or of securities convertible into or exchangeable for the Registrable Securities in the course of hedging positions they assume with Holders. The Holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of Registrable Securities offered by this Prospectus, which Registrable Securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).

         The Holders may effect such transactions by selling Registrable Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Holders and/or the purchasers of Registrable Securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Holders and any broker-dealers that act in connection with the sale of Registrable Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Registrable Securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Holder against certain liabilities, including liabilities arising under the Securities Act. The Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Registrable Securities against certain liabilities, including liabilities arising under the Securities Act.

         The Holders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act.

         The Holders will be subject to the prospectus delivery requirements of the Securities Act. The Company has informed the Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Holders also may resell all or a portion of the Registrable Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Upon the Company being notified by a Holder that any material arrangement has been entered into with a broker-dealer for the sale of Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Holder and of the participating broker-dealer(s), (ii) the number of Registrable Securities involved, (iii) the initial price at which such Registrable Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by referenced in this Prospectus and (vi) other facts material to the transactions. In addition, upon the Company being notified by a Holder that a donee or pledgee intends to sell more than 500 Registrable Securities, a supplement to this Prospectus will be filed.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

                  (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

                  (2) the description of the Company's Common Stock contained in the Company's Registration Statement on form 8-A filed August 1, 1997, including any amendment or report filed for the purposes of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this

Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this Prospectus is delivered, upon such person's written or oral request to International Isotopes Inc., Office of the Secretary, 1500 Spencer Road, Denton, Texas 76201, telephone number (940) 323-2610. The Company's internet address is dcamp@intiso.com.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Locke Liddell & Sapp LLP, Austin, Texas.


                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997, 1998 and 1999 and for applicable periods from inception to December 31, 1999 have been incorporated by reference herein in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and accordingly files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet web site at http://www.sec.gov/ that also contains such reports, proxy statements and other information.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. The Registration Statement has been filed electronically with the Commission pursuant to its Electronic Data Gathering and Retrieval ("EDGAR") system. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement.

                                     PART II

Information Not Required in Prospectus


ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of this offering, all of which will be paid by Registrant, are as follows:

              SEC Registration Fee                          $  2,881.00
              Nasdaq Listing Fee and BSE Listing Fee        $ 12,773.00
              Accounting Fees and Expenses                  $  2,500.00
              Registrant's Legal Fees and Expenses          $  5,000.00

                  Total                                     $ 23,154.00

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Texas Business Corporation Act ("TBCA"), the Company's Restated Articles of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the TBCA against actions that may arise against them in such capacities, and advance expenses in connection with any such actions. Registrant's Restated Articles of Incorporation provide that directors of the Company will not be personally liable to Registrant or its stockholders for monetary damages for any act or omission in his capacity as a director except as authorized under the TBCA. The TBCA provides that a corporation may indemnify a person who was, is, or is threatened to be made a named defendant in a proceeding because such person is or was a director if it is determined in accordance with the provisions of the TBCA that the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as director, that his conduct was in the corporation's best interests or, in other cases, that his conduct at least was not opposed to the corporation's interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified with respect to a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation. Officers, employees and agents of a corporation are entitled to be indemnified by the corporation as, and to the same extent provided for, directors of the corporation.

         Registrant carries directors' and officers' liability insurance with an aggregate policy limit of $5,000,000.

ITEM 16.      EXHIBITS.

Exhibits


  4.1    Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-26269)).

  4.2    Form of Warrant issued to Selling Stockholders.

  5 Opinion of Locke Liddell & Sapp LLP with respect to the legality of the securities being registered hereby.

*23.1    Consent of KPMG LLP

 23.2    Consent of Locke Liddell & Sapp LLP (included in Exhibit 5).

 24      Power of Attorney (included as part of Signature page).



* To be filed by Amendment


ITEM 17.      UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Restated Articles of Incorporation, its By-Laws, the Texas Business Corporation Act or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a) (3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (40 or 497(b) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint DAVID M. CAMP and JOAN H. GILLETT, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denton, State of Texas, on the 1 day of March, 2000.



                                                   INTERNATIONAL ISOTOPES INC.



                                                   By: /s/ David M. Camp.
                                                      --------------------------
                                                      David M. Camp, President,
                                                      CEO and Director

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


         SIGNATURE                           TITLE                              DATE
         ---------                           -----                              ----
/s/ David M. Camp                  President, Chief Executive              March 1, 2000
--------------------------------   Officer, and Director (Principal
David M. Camp                      Executive Officer)



/s/ Joan H. Gillett                Chief Financial Officer                 March 1, 2000
--------------------------------   (Principal Financial and
Joan H. Gillett                    Accounting Officer)



/s/ Tommy L. Thompson              Executive Vice President, Chief         March 1, 2000
--------------------------------   Operating Officer and Director
Tommy L. Thompson


/s/ Virgil L. Simmons              Senior Vice President                   March 1, 2000
--------------------------------   and Director
Virgil L. Simmons


/s/ Ira Lon Morgan                 Director                                March 1, 2000
--------------------------------
Ira Lon Morgan, Ph.D.


/s/ John M. McCormack              Director                                March 1, 2000
--------------------------------
John M. McCormack


/s/ William W. Nicholson           Chairman of the                         March 1, 2000
--------------------------------   Board of Directors
William W. Nicholson


/s/ Robert J. Gary                 Director                                March 1, 2000
--------------------------------
Robert J. Gary

 /s/ Frederick J. Bonte            Director                                March 1, 2000
--------------------------------
Frederick J. Bonte, M.D.

/s/ Charles LeMaistre              Director                                March 1, 2000
--------------------------------
Charles LeMaistre, M.D.

                                   Director                                March 1, 2000
--------------------------------
Carl W. Seidel

                                  EXHIBIT INDEX

EXHIBIT NO.              DESCRIPTION
-----------              -----------
  4.1              Specimen Common Stock Certificate (incorporated by reference to Exhibit
                   4.1 to the Company's Registration Statement on Form SB-2 (Registration
                   No. 333-26269)).

  4.2              Form of Warrant issued to Selling Stockholders.

  5                Opinion of Locke Liddell & Sapp LLP with respect to the legality of the securities being registered hereby.

*23.1              Consent of KPMG LLP

 23.2              Consent of Locke Liddell & Sapp LLP (included in Exhibit 5).

 24                Power of Attorney (included as part of Signature page).


         * To be filed by Amendment